Exhibit 99.1

Pacific Blue Energy Corp. Offers Details on 154.3 Acre Acquisition for Solar Farm

PHOENIX, April 13 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News), a publicly traded developer of renewable energy, today announced further details of its recent acquisition of 154.3 acres in northern Arizona - a site the company has targeted for a major new solar energy project.

The site, which was acquired last week through a 100 percent purchase of the membership interests in Ship Ahoy, LLC, is located 30 miles east of Flagstaff, Arizona, in Coconino County.

"We are very excited about this acquisition because we believe it's a perfect location for our very first solar farm in Arizona - a state with abundant sunlight," said Joel Franklin, the Chief Executive Officer of Pacific Blue Energy Corp. "We also believe it has great merits for approval by county officials who have stated a preference for locating new developments on already impacted sites. Add to that the fact that it's located close to existing power transmission lines - a major advantage not shared by every other potential solar and wind farm."

The land, which is mostly flat, borders four cell phone transmission towers. And it is located only a half mile from a 69 KV transmission line and electrical substation. There are no trees, mountains or buildings on the property to block the sun at any time during the day. With an elevation of 5300 feet, the land benefits from a high level of solar radiation and cooler temperatures - which are both conducive to solar energy generation. It is one mile from a major interstate highway, which will help ease development.

The Coconino County 2020 Regional Plan expressly states a preference for approving new developments on sites that are already impacted, which should make it a smoother entitlement process with the County Board of Supervisors.

"From every way you can look at it, this land is perfect for solar," Franklin added. "It gives us a strong first step in becoming a leading provider of renewable power in Arizona and the U.S."

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

More information is available at www.PacificBlueEnergyCorp.com

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